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                                                                     Exhibit 4.1


                      CONDUCT LTD. 1998 SHARE OPTION PLAN
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                                 CONDUCT LTD.

                            1998 SHARE OPTION PLAN


     1.   Purposes of the Plan.  The purposes of this Share Option Plan are to
          --------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under this Plan may or may not contain such terms as will qualify the Options as Options granted pursuant to the provisions of section 102 of the Israeli Income Tax Ordinance (new version) 1961 (the "Ordinance") and any regulations, rules, orders or procedures promulgated thereunder, including the Income Tax Rules (Tax benefits in Stock Issuance to Employees) 5349-1989 (the "Rules") ("Qualified Options"). Options granted under this Plan may or may not contain such terms as will qualify the Options as Incentive Share Option ("ISOs") within the meaning of section 422(b) of the United State Internal Revenue Code of 1986, as amended (the "Code"). Options granted under this Plan will be designated for tax purposes as determined by the Administrator at the time of the grant in accordance with Applicable Laws.

     2.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a) "Administrator" means the Board or any of its Committees as shall
               -------------
be administering the Plan, in accordance with Section 4 hereof.

          (b) "Applicable Laws" means the requirements relating to the
               ---------------
administration of share option plans under U.S. state corporate laws, U.S. federal and state securities laws, U.S. and Israeli tax laws, Israel's securities laws, Israel's companies ordinance, Israel's foreign exchange control law, any stock exchange or quotation system on which the Shares are listed or quoted and any other applicable laws of any country or jurisdiction where Options are granted under the Plan.

          (c) "Board" means the Board of Directors of the Company or of any
               -----
Parent or Subsidiary of the Company.

          (d) "Committee"  means a committee of Directors appointed by the Board
               ---------
in accordance with Section 4 hereof.

          (e) "Company" means Conduct Ltd., a company organized under the laws
               -------
of the State of Israel.

          (f) "Consultant" means any person who is engaged by the Company or any
               ----------
Parent or Subsidiary to render consulting or advisory services to such entity.

          (g) "Director" means a member of the Board.
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          (h) "Employee" means any person, including officers of the Company
               --------
(within the meaning of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (i) "Fair Market Value" means, as of any date, the value of a Share
               -----------------
determined as follows:

              (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

              (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (j) "Option" means a share option granted pursuant to the Plan.
               ------

          (k) "Option Agreement" means a written or electronic agreement between
               ----------------
the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (l) "Optioned Shares" means the Shares subject to an Option.
               ---------------

          (m) "Optionee" means the holder of an outstanding Option granted under
               --------
the Plan.

          (n) "Parent" means a "parent corporation," whether now or hereafter
               ------
existing, as defined in Section 424(e) of the U.S. Internal Revenue Code of 1986, as amended.

          (o) "Plan" means this 1998 Share Option Plan.
               ----

          (p) "Repurchaser" means (i) the Company, if permitted by Applicable
               -----------
Laws; (ii) if the Company is not permitted by law, then any affiliate or subsidiary of the Company; or (iii) if the majority of the Board of Directors of the Company so decide, any other third party or

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parties designated by the Board of Directors, provided in no case shall the
Company provide financial assistance to any other party to purchase the Shares if doing so is prohibited by Applicable Laws.

          (q) "Service Provider" means an Employee, Director or Consultant.
               ----------------

          (r) "Share" means a share of the Company's Ordinary Shares having a
               -----
nominal value of NIS 0.01, as adjusted in accordance with Section 12 below.

          (s) "Subsidiary" means a "subsidiary corporation," whether now or
               ----------
hereafter existing, as defined in Section 424(f) of the U.S. Internal Revenue Code of 1986, as amended.

     3.   Shares Subject to the Plan.  Subject to the provisions of Section 12
          --------------------------
of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 1,875,000 Shares, of which up to 1,200,000 Shares may be subject to options intended to qualify under Section 102 of the Ordinance and regulations, rules and orders of procedures promulgated thereunder. The Shares may be authorized, but unissued, or acquired by the Repurchaser.

          If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under
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the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.   Administration of the Plan.
          --------------------------

          (a) Procedure.  The Plan shall be administered by the Board or a
              ---------
Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

          (b) Powers of the Administrator.  Subject to the provisions of the
              ---------------------------
Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

              (i)   to determine the Fair Market Value;

              (ii) to select the Service Providers to whom Options may from time to time be granted hereunder;

              (iii) to determine the number of Shares to be covered by each such award granted hereunder;

              (iv)  to approve forms of agreement for use under the Plan;

              (v) to determine the terms and conditions of any Option granted hereunder;

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              (vi)   to determine whether and under what circumstances an Option may be settled in cash under subsection 10(e) instead of Shares;

              (vii) to reduce the exercise price of any Option to the then current Fair Market Value, if the Fair Market Value of the Shares covered by such Option has declined since the date the Option was granted;

              (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

              (ix) subject to Applicable Laws, to allow Optionees to satisfy withholding tax obligations by electing to have the Company, if permitted under Applicable Laws, withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

              (x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

          (c) Effect of Administrator's Decision.  All decisions, determinations
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and interpretations of the Administrator shall be final and binding on all
Optionees.

          (d) Grants to Committee Members.  If the Administrator is a committee
              ---------------------------
appointed by the Board, the grant of options under the Plan to members of such committee, if any, shall be made by the Board and not by such committee. Anything in this Plan to the contrary not withstanding, all grants of Options to Directors and office holders - "Nosei Misra"- as such term is defined in the Israeli Companies Ordinance (New Version), 1983, as amended from time to time (the "Companies Ordinance"), shall be authorized and implemented only in accordance with the provisions of the Companies Ordinance.

     5.   Eligibility.
          -----------

          (a) Options may be granted to Service Providers. The persons eligible to receive Qualified Options shall include any employees of the Company. The persons eligible to receive Non Qualified Options shall include any employees of the Company or of any Parent or Subsidiary of the Company, Directors of the Company or of any Parent or Subsidiary of the Company who are not employees of the Company or its Subsidiaries and consultants or contractors of the Company or its Subsidiaries.

          (b) The Plan shall not confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company or a Parent or Subsidiary of the Company, nor shall it interfere in any way with his or her right or the Company's right, or the right of the Company's Parent or Subsidiary, to terminate such

                                      -4-
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relationship at any time, with or without cause.

     6.   Application of Section 102 of the Ordinance.
          --------------------------------------------

          (a) The provisions governing the exemption of tax for Options granted to employees as embodied in Section 102 of the Ordinance shall be applied to Qualified Options and to the Shares subject to Qualified Options (the "Qualified Shares").

          (b) No employee receiving Qualified Options shall claim an exemption from Israeli Tax pursuant to Sections 95 or 97(a) of the Ordinance or pursuant to the Law for the Encouragement of Industry (Taxes) 5729-1960 in connection with a transfer by such employee of an Option or acquired Share prior to the end of the "Holding Period" as defined in Rule 1( i ) of the Rules.

          (c) The Qualified Options and the Qualified Shares shall be issued to an escrow agent and held in escrow for the benefit of the Qualified Optionee for a period of no less than two years from the date of the grant. After the two year holding period, the escrow agent may release the Qualified Options or the Qualified Shares to the Optionee only after ( i) the receipt by the escrow agent of an acknowledgment from the Income Tax Authority that the Optionee has paid any applicable tax due pursuant to the ordinance and the Rules, or (ii) the escrow agent withholds any applicable tax due pursuant to the Ordinance and Rules. The escrow agent and each such Qualified Optionee shall comply with the Ordinance, the Rules and with the Escrow Agreement entered into between the Company and the escrow agent. In the event a share dividend is declared on Qualified Shares, such dividend shall also be subject to the provisions of this
Section 6 and the holding period for such dividend shares shall be measured from the commencement of the holding period for the Qualified Option from which the dividend was declared.

          (d) Each Qualified Optionee shall be obligated to immediately notify the Company and the escrow agent of his or her request, if any, to the income Tax Authority pursuant to Rule 6(b) of the Rules in the event the Qualified Share are registered on any stock exchange. Nothing herein shall obligate the Company to register its shares or any portion of its shares on a stock exchange.

          (e) The exemption under Section 102 of the Ordinance shall be forfeited and the Optionee shall be required to pay any applicable tax promptly at such time as (i) the Optionees employment is terminated during the two year holding period (other than because of death or some other reason acceptable to the Income Tax Authority); (ii) the Company or the Optionee fails to comply with one or more of the conditions for the exemption as required by the Ordinance, Rules or Income Tax Authority; or (iii) the Income Tax Authority withdraws or cancels the exemption for the Plan or the particular Optionee. Notwithstanding the loss of an exemption, the escrow agent shall continue to hold the Qualified options or Qualified Shares (to the extent the Option remains exercisable following termination of employment) for the remainder of the applicable holding period under Section 102 of the Ordinance.

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     7.   Term of Plan.  The Plan shall become effective upon its adoption by
          ------------
the Board. It shall continue in effect for a term of ten (10) years after the earlier of its adoption by the Board or by the Company's Shareholders, unless sooner terminated under Section 14 of the Plan.

     8.   Term of Option.  The term of each Option shall be stated in the Option
          --------------
Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

     9.   Option Exercise Price and Consideration.
          ---------------------------------------

          (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator in accordance with Applicable Laws and subject to guidelines as shall be suggested by the Board from time to time, if any; provided, however, that for Options subject to California securities laws, such price shall be (i) no less than 85% of the Fair Market Value per Share on the date of the grant, or
(ii) if the Option is granted to a Service Provider who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company, no less than 110% of the Fair Market Value per Share on the date of the grant.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan, or
(5) any combination of the foregoing methods of payment. To the extent that the consideration paid for the Shares is denominated in a currency other than New Israeli Shekels, the exchange rate to be used to obtain a New Israeli Shekel value of such consideration shall be according to the Representative Rate of the U.S. dollar published by the Bank of Israel and known on the date of exercise of the Option. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

          (c)  The proceeds   received by the Company from the issuance of
Shares subject to the Options will be added to the general funds of the Company and used for its corporate purposes.

     10.  Exercise of Option.
          ------------------

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option
              -----------------------------------------------
granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Options subject to California securities laws shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted (except in the case of Options granted to Officers, Directors and Consultants). Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

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          An Option shall be deemed exercised when the Company receives: (i)
written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by Applicable Laws, the Option Agreement and the Plan. If required by Israel's Currency Control Law-1978 and the regulations promulgated thereunder (the "CCL") at the time of the payment, payment for the Shares by a non Israeli resident shall be effected via an Israeli commercial bank that qualifies as an "authorized dealer" pursuant to the CCL. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse, provided that Shares issued upon exercise of a Qualified Option, within 24 months from the date of the grant, shall be issued in the name of the escrow agent for the benefit of the Optionee. The escrow agent shall have no rights to equity participation as to the Shares held in escrow. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. Upon their issuance, the Shares shall carry equal voting rights on all matters where such vote is permitted by Applicable Law. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

          If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

          An Option may not be exercised unless, at the time the Optionee gives notice of exercise to the Company, the Optionee includes with such notice payment in cash or by bank check of all withholding taxes due, if any, on account of his or her acquired Shares under the Option or gives other assurance satisfactory to the Administrator of the payment of those withholding taxes.

          In the event the Shares are to be held by an escrow agent in accordance with the provisions of Section 6 hereof, the escrow agent will transfer the Shares to the Optionee upon demand, but in no event earlier than 24 months from date of grant.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider.  If an Optionee
              -------------------------------------------------
ceases to be a Service Provider, other than upon the Optionee's death or disability (as defined below), the Optionee may exercise his or her Option within such period of time (of at least thirty (30) days) as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in

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the Option Agreement). In the absence of a specified time in the Option
Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee.  If an Optionee ceases to be a Service
              ----------------------
Provider as a result of the Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee.  If an Optionee dies while a Service Provider,
              -----------------
the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions.  The Administrator may at any time, if
              -----------------
permitted under Applicable Laws, offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

          (f) Qualified Option Provisions. Notwithstanding the foregoing, any
              ---------------------------
termination of employment prior to the expiration of the 24 month period required under Section 102 of the Ordinance and Rules may subject the Optionee who has received Qualified Options to forfeiture of the tax benefits available under Section 102 of the Ordinance.

     11.  Non-Transferability of Options.  Options may not be sold, pledged,
          ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     12.  Adjustments Upon Changes in Capitalization or Merger.
          ----------------------------------------------------

          (a) Changes in Capitalization.  Subject to any required action by the
              -------------------------
shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the exercise price per Share of each such outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a shares split, reverse shares split, shares dividend, recapitalization, combination or reclassification of the Shares, rights issues or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

          (b) Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale.  In the event of a merger of the Company
              --------------------
with or into another company, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor company or a Parent or Subsidiary of the successor company. In the event that the successor company refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Shares, including shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Shares immediately prior to the merger or sale of assets, the consideration (whether shares, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely ordinary shares (or their equivalent) of the successor company or its Parent, the Administrator may, with the consent of the successor company, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Shares, to be solely ordinary shares (or their equivalent) of the successor company or its Parent equal in fair market vale to the per Share consideration received by holders of in the merger or sale of assets.

     13.  Date of Grant.  Subject to Applicable Laws, the date of grant of an
          -------------
Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.
          -------------------------------------

          (a) Amendment and Termination.  The Board may at any time amend,
              -------------------------
alter, suspend or terminate the Plan.

          (b) Shareholder Approval.  The Board shall obtain shareholder approval
              --------------------
of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination.  No amendment, alteration,
              ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     15.  Conditions Upon Issuance of Shares.
          ----------------------------------

          (a) Legal Compliance.  Shares shall not be issued pursuant to the
              ----------------
exercise of an Option unless the exercise of such Option, the method of payment and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations.  As a condition to the exercise of an
              --------------------------
Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16.  Inability to Obtain Authority.  The inability of the Company to obtain
          -----------------------------
authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18.  Shareholder Approval.  The Plan shall be subject to approval by the
          --------------------
shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

     19.  Information to Optionees and Purchasers.  To the extent required under
          ---------------------------------------
California securities laws, the Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

     20.  Governing law. This  Plan shall be governed by and construed and
          -------------
enforced in accordance with the laws of the state of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws.

     21.  Tax Consequences. Any tax consequences arising from the grant or
          ----------------
exercise of any Option, from the payment for Shares or from any other event or act (of the Company or the Optionee) hereunder, shall be borne solely by the Optionee.

     22.  Multiple Agreements. The terms of each Option may differ from other
          -------------------
Options granted under the Plan at the same time. The Administrator may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

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